EXHIBIT 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Sound Cave Technology, Inc. of our report dated January 28, 2022 relating to the financial statements for the period from inception (May 19, 2021) to December 31, 2021.

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For T R Chadha & CO LLP

Chartered Accountants

ICAI Firm reg. no.: 06711N/N500028

New Delhi, India

March 09, 2022